EXHIBIT 16


                                [E&Y LETTERHEAD]


May  13,  2002


Securities  and  Exchange  Commission
450  -  5th  Street,  N.W.
Washington,  D.C.  20549


Dear  Sirs/Mesdames:

We have read Item 4 of Form 8-K dated 13 May 2002, of Cybernet Internet Services International, Inc. and are in agreement with the statements contained in paragraphs (a)(i) through (a)(v) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/  Ernst  &  Young
Deutsche  Allgemeine  Treuhand  AG
Wirtschaftprufungsgesellschaft